Exhibit 99.1
Amentum Reports First Quarter Fiscal Year 2025 Results and Reaffirms Full Year Guidance

Revenues of $3.4 billion, 2.3% growth on a pro forma basis
Net Income of $12 million; Adjusted EBITDA of $262 million
Diluted Earnings Per Share of $0.05; Adjusted Diluted Earnings Per Share of $0.51
Operating Cash Flow of $110 million; Free Cash Flow of $102 million
Backlog of $45 billion; Net Bookings of $3.6 billion; 1.1x Book-to-Bill

CHANTILLY, VA., February 4, 2025 — Amentum Holdings, Inc. (“Amentum” or the “Company”) (NYSE: AMTM), a leading advanced engineering and technology company, today announced results for the first quarter ended December 27, 2024, and reaffirmed its outlook for fiscal year 2025.

"We are off to a strong start as a newly combined company," said Amentum Chief Executive Officer John Heller. "Our first quarter results were robust and in line with our expectations across all key financial metrics, including organic growth and free cash flow. This solid start to the year, coupled with strong bid volume and growing momentum, position Amentum to meet our fiscal year 2025 commitments and drive long-term value for shareholders."

Summary Operating Results
	First Quarter Ended
(in millions, except per share data)	December 27, 2024	December 29, 2023	% Change
GAAP Measures:
Revenues	$3,416	$1,983	72%
Operating income	$132	$86	53%
Net income (loss)	$12	$(41)	129%
Diluted earnings (loss) per share	$0.05	$(0.46)	111%

Pro Forma and Non-GAAP Measures[1,2]:
Revenues	$3,416	$3,338	2%
Adjusted EBITDA[2]	$262	$255	3%
Adjusted EBITDA Margin[2]	7.7%	7.6%	+10 bps
Adjusted Diluted Earnings Per Share (EPS)[2]	$0.51	$0.50	2%
Free Cash Flow[2]	$102	N/A	N/A

1 – December 29, 2023 Revenues and Non-GAAP financial measures are presented on a pro forma basis to include the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

GAAP Results

GAAP revenues increased 72% year-over-year primarily as a result of revenues from the combination with Jacobs' Critical Mission Solutions and Cyber & Intelligence (CMS) businesses. GAAP operating income increased as a result of the contribution from CMS, partially offset by increased intangible amortization expense. GAAP net income and diluted earnings per share improved year-over-year due to the higher operating income and lower interest expense.

Pro Forma and Non-GAAP Results

Pro forma revenues, which include the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, increased 2% year-over-year driven by growth in both Digital Solutions and Global Engineering Solutions. Pro Forma Adjusted EBITDA increased 3% year-over-year primarily due to the higher revenues and improved operating performance. Pro Forma Adjusted Net Income and Adjusted Diluted Earnings Per Share increased due to the higher operating profit partially offset by an increase in interest expense.

Pro Forma and Non-GAAP Segment Results

	First Quarter Ended
(in millions)	December 27, 2024	December 29, 2023[1]	% Change
Revenues
Digital Solutions	$1,286	$1,279	1%
Global Engineering Solutions	2,130	2,059	3%
Total Revenues	$3,416	$3,338	2%

Adjusted EBITDA[2]
Digital Solutions	$100	$99	1%
Global Engineering Solutions	162	156	4%
Total Adjusted EBITDA	$262	$255	3%

1 – December 29, 2023 Revenues and Non-GAAP financial measures are presented on a pro forma basis.
2 – Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information provided in accordance with GAAP. Management believes that these non-GAAP measures provide another measure of Amentum’s results of operations and financial condition, including its ability to comply with financial covenants. See Unaudited Pro Forma Non-GAAP Financial Measures at the end of this press release for more information and a reconciliation of our selected reported results to these non-GAAP measures.

Digital Solutions revenues increased 1% year-over-year driven by new contract awards, partially offset by the expected ramp-down of other historical programs. Adjusted EBITDA also increased 1% year-over-year due to the higher revenues.

Global Engineering Solutions revenues increased 3% year-over-year driven by new contract awards and growth on existing programs. Adjusted EBITDA increased 4% year-over-year as a result of the higher revenues and improved operating performance.

Cash Flow Summary

During the quarter ended December 27, 2024, Amentum generated $110 million of net cash provided by operating activities and used $8 million and $16 million in investing and financing activities, respectively. Net cash provided by operating activities was driven by strong cash earnings, disciplined working capital management, and the timing of tax and interest payments. Investing activities included $8 million in capital expenditures, which resulted in quarterly free cash flow of $102 million. Financing activities consisted primarily of $13 million in distributions to non-controlling interests. As of December 27, 2024, Amentum had $522 million in cash and cash equivalents and $4.7 billion of debt.

Backlog and Contract Awards

As of December 27, 2024, the Company had total backlog of $45.2 billion, compared with $27.3 billion as of December 29, 2023, an increase of $17.9 billion primarily due to the acquisition of CMS. Funded backlog as of December 27, 2024 was $6.6 billion.

Notable Q1 Fiscal Year 2025 Awards

•U.S. Department of Energy (DOE) West Valley Demonstration Project (WVDP) - The U.S. DOE awarded WVDP, a $3 billion single-award indefinite delivery indefinite quantity contract with a ten-year ordering period, to West Valley Cleanup Alliance, LLC (WVCA). As a part of the joint venture partnership, Amentum will bring advanced environmental capabilities to safely remediate the site in western New York state.

•Air Forces Central Command Global Prepositioned Materiel Services (GPMS) - The U.S. DOD awarded Amentum a seven-year, $447 million contract to deliver smart asset management and sustainment solutions.

•Global Counter Threat Finance (GCTF) - The U.S. DOD awarded a subsidiary of Amentum an eight-year, $248 million contract to leverage mission-driven data analytics solutions to disrupt and degrade adversary financial networks that support transnational criminal organizations.

•Commercial Awards - Amentum was awarded contracts valued at over $400 million in fiscal Q1 2025 to support a variety of Fortune 500 customers in areas including the deployment and optimization of 5G networks and infrastructure modernization.

Fiscal Year 2025 Guidance

Amentum reaffirms its fiscal year 2025 guidance as follows:

(in millions, except per share data)	Fiscal Year 2025 Guidance
Revenues	$13,800	-	$14,200
Adjusted EBITDA[1]	$1,060	-	$1,100
Adjusted Diluted EPS[1]	$2.00	-	$2.20
Free Cash Flow[1]	$475	-	$525

1 – Represents a Non-GAAP financial measure - see the related explanations included elsewhere in this release. Amentum does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain significant items. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results for the relevant period.

Webcast Information

Amentum will host a conference call beginning at 8:30 a.m. Eastern time on Wednesday, February 5, 2025 to discuss the results for the first quarter of fiscal year ended December 27, 2024. The conference call will be webcast simultaneously to the public through a link on the Investor Relations section of the Amentum website at amentum.com. After the call concludes, a replay of the webcast can be accessed on the Investor Relations website.

About Amentum

Amentum is a global leader in advanced engineering and innovative technology solutions, trusted by the United States and its allies to address their most significant and complex challenges in science, security and sustainability. Our people apply undaunted curiosity, relentless ambition and boundless imagination to challenge convention and drive progress. Our commitments are underpinned by the belief that safety, inclusion and well-being are integral to success. Headquartered in Chantilly, Virginia, we have more than 53,000 employees in approximately 80 countries.

Visit us at amentum.com to learn how we advance the future together.

Cautionary Note Regarding Forward Looking Statements

This release contains or incorporates by reference statements that relate to future events and expectations and, as such, could be interpreted to be “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements may be characterized by terminology such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including projections of financial performance; statements of plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to products or services; any statements regarding future economic conditions or performance; any statements of assumptions underlying any of the foregoing; and any other statements that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future.

Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others: changes in U.S. or global economic, financial, business and political conditions, including changes to governmental budgetary priorities; our ability to comply with the various procurement and other laws and regulations; risks associated with contracts with governmental entities; reviews and audits by the U.S. government and others; changes to our professional reputation and relationship with government agencies; the occurrence of an accident or safety incident; the ability of the Company to control costs, meet performance requirements or contractual schedules, compete effectively or implement its business strategy; the ability of the Company to retain and hire key personnel, and retain and engage key customers and suppliers; the failure to realize the anticipated benefits of the 2024 transaction with Jacobs Solutions Inc.; potential liabilities associated with shareholder litigation or other settlements or investigations; evolving legal, regulatory and tax regimes; and other factors set forth under Item 1A, Risk Factors in the annual report on Form 10-K (the “Annual Report”), and from time to time in documents that we file with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see the discussions under the section entitled “Risk Factors” in the Annual Report. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Pro Forma and Non-GAAP Measures

This release includes the presentation and discussion of pro forma financial information that incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X. This release also includes the presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, and Free Cash Flow, which are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”), each of which are pro forma when reporting for the fiscal quarter ended December 29, 2023. These pro forma and non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as substitutes for, financial information prepared in accordance with GAAP. Management of the Company believes these pro forma and non-GAAP measures, when read in conjunction with the Company’s financial statements prepared in accordance with GAAP and, where applicable, the reconciliations herein to the most directly comparable GAAP measures, provide useful information to management, investors and other users of the Company’s financial information in evaluating operating results and understanding operating trends by adjusting for the effects of items we do not consider to be indicative of the Company’s ongoing performance, the inclusion of which can obscure underlying trends. Additionally, management of the Company uses such measures in its evaluation of business performance, particularly when comparing performance to past periods, and believes these measures are useful for investors because they facilitate a comparison of financial results from period to period. The computation of pro forma and non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.

Definitions of applicable non-GAAP measures and reconciliations to the most directly comparable GAAP measures are provided elsewhere in this release.

In addition to the above non-GAAP financial measures, the Company has included backlog, net bookings, and book-to-bill in this release. Backlog is an operational measure representing the estimated amount of future revenues to be recognized under negotiated contracts, and net bookings represent the change in backlog between reporting periods plus reported revenues for the period. Book-to-bill represents net bookings divided by reported revenues for the same period. We believe these metrics are useful for investors because they are an important measure of business development performance and are used by management to conduct and evaluate its business during its regular review of operating results.

Contacts

Investor Relations Contact	Media Contact

Nathan Rutledge	Roela Santos
IR@amentum.com	Roela.Santos@amentum.com

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Quarters Ended
	December 27, 2024	December 29, 2023
Revenues	$3,416	$1,983
Cost of revenues	(3,055)	(1,789)
Selling, general, and administrative expenses	(130)	(67)
Amortization of intangibles	(120)	(56)
Equity earnings of non-consolidated subsidiaries	21	15
Operating income	132	86
Interest expense and other, net	(87)	(111)
Income (loss) before income taxes	45	(25)
Provision for income taxes	(24)	(14)
Net income (loss)	21	(39)
Less: net income attributable to non-controlling interests	(9)	(2)
Net income (loss) attributable to common shareholders	$12	$(41)

Basic and diluted earnings (loss) per share attributable to common shareholders	$0.05	$(0.46)
Basic and diluted weighted average shares outstanding	243	90

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	December 27, 2024	September 27, 2024
ASSETS
Current assets:
Cash and cash equivalents	$522	$452
Accounts receivable, net	2,405	2,401
Prepaid expenses and other current assets	213	231
Total current assets	3,140	3,084
Property and equipment, net	140	144
Equity method investments	124	123
Goodwill	5,588	5,556
Intangible assets, net	2,503	2,623
Other long-term assets	424	444
Total assets	$11,919	$11,974

LIABILITIES
Current liabilities:
Current portion of long-term debt	$44	$36
Accounts payable	726	764
Accrued compensation and benefits	691	696
Contract liabilities	143	113
Other current liabilities	367	356
Total current liabilities	1,971	1,965
Long-term debt, net of current portion	4,636	4,643
Deferred tax liabilities	347	370
Other long-term liabilities	402	444
Total liabilities	7,356	7,422

SHAREHOLDERS' EQUITY
Common stock, $0.01 par value, 1,000,000,000 shares authorized; 243,302,257 shares issued and outstanding at December 27, 2024 and 243,302,173 shares issued and outstanding at September 27, 2024.	2	2
Additional paid-in capital	4,965	4,962
Retained deficit	(515)	(527)
Accumulated other comprehensive income	23	23
Total Amentum shareholders' equity	4,475	4,460
Non-controlling interests	88	92
Total shareholders' equity	4,563	4,552
Total liabilities and shareholders' equity	$11,919	$11,974

AMENTUM HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Quarters Ended
	December 27, 2024	December 29, 2023
Cash flows from operating activities
Net income (loss)	$21	$(39)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	9	7
Amortization of intangibles	120	56
Amortization of deferred loan costs and original issue discount	3	5
Derivative instruments	3	15
Equity earnings of non-consolidated subsidiaries	(21)	(15)
Distributions from equity method investments	21	17
Deferred income taxes	(15)	(12)
Equity-based compensation	3	1
Other	(1)	(2)
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable, net	(27)	(103)
Prepaid expenses and other assets	35	8
Accounts payable, contract liabilities, and other current liabilities	(31)	(27)
Accrued employee compensation and benefits	(6)	8
Other long-term liabilities	(4)	(2)
Net cash provided by (used in) operating activities	110	(83)
Cash flows from investing activities
Payments for property and equipment	(8)	(2)
Contributions to equity method investments	(1)	—
Other	1	(1)
Net cash used in investing activities	(8)	(3)
Cash flows from financing activities
Borrowings on revolving credit facilities	210	200
Payments on revolving credit facilities	(210)	(200)
Repayments of borrowings under the credit agreement	—	(8)
Repayments of borrowings under other agreements	(2)	(3)
Distributions to non-controlling interests	(13)	(1)
Other	(1)	(2)
Net cash used in financing activities	(16)	(14)
Effect of exchange rate changes on cash	(16)	6
Net change in cash and cash equivalents	70	(94)
Cash and cash equivalents, beginning of period	452	305
Cash and cash equivalents, end of period	$522	$211

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Adjusted EBITDA is defined as GAAP net income attributable to common shareholders adjusted for interest expense and other, net, provision for income taxes, depreciation and amortization, and excludes the following discrete items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenues.
Adjusted Net Income is defined as GAAP net income attributable to common shareholders excluding the discrete items listed under Adjusted EBITDA and the related tax impacts.
Adjusted Diluted EPS is defined as Adjusted Net Income divided by diluted weighted average number of common shares outstanding.
Free Cash Flow is defined as GAAP cash flow provided by operating activities less purchases of property and equipment.

AMENTUM HOLDINGS, INC.
UNAUDITED NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the reconciliation of Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Diluted EPS to the most directly comparable GAAP measures for the quarter ended December 27, 2024:

	For the Quarter Ended December 27, 2024
	As reported	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Non-GAAP results

Revenues	$3,416	$—	$—	$—	$—	$3,416

Operating income	$132	$9	$120	$—	$3	$264
Non-operating expenses, net	(87)	—	—	—	—	(87)
Income before income taxes	45	9	120	—	3	177
Provision for income taxes [1]	(24)	(2)	(17)	—	—	(43)
Net income	21	7	103	—	3	134
Less: net income attributable to non-controlling interests	(9)	—	—	(2)	—	(11)
Net income (loss) attributable to common shareholders	$12	$7	$103	$(2)	$3	$123

Basic and diluted income (loss) per share attributable to common shareholders	$0.05	$0.03	$0.43	$(0.01)	$0.01	$0.51
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$12	$7	$103	$(2)	$3	$123
Net income (loss) margin [2]	0.4%					3.6%
Depreciation expense	9	—	—	—	—	9
Amortization of intangibles	120	—	(120)	—	—	—
Interest expense and other, net	87	—	—	—	—	87
Provision for income taxes	24	2	17	—	—	43
EBITDA (non-GAAP)	$252	$9	$—	$(2)	$3	$262
EBITDA margin	7.4%					7.7%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net (loss) income attributable to common shareholders divided by revenues.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES

The presentation and discussion of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income, and Pro Forma Adjusted Diluted EPS are not measures of financial performance under Generally Accepted Accounting Principles in the United States (“GAAP”). These non-GAAP measures should be considered only as supplements to, and should not be considered in isolation or used as a substitute for, financial information prepared in accordance with GAAP. Management believes these non-GAAP measures, when read in conjunction with our consolidated financial statements prepared in accordance with GAAP and the reconciliations herein to the most directly comparable GAAP measures, provide useful information in assessing trends in our ongoing operating performance and may provide greater visibility in understanding the long-term financial performance of the Company. The computation of non-GAAP measures may not be comparable to similarly titled measures reported by other companies, thus limiting their use for comparability.
Pro Forma Adjusted EBITDA is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, adjusted for pro forma interest expense and other, net, pro forma provision for income taxes, pro forma depreciation and amortization, and excludes the following discrete pro forma items:
•Acquisition, transaction, and integration costs – Represents acquisition, transaction and integration costs, including severance, retention, and other adjustments related to acquisition and integration activities.
•Amortization of intangibles – Represents the amortization of intangible assets.
•Non-cash GAAP expense (gain) – Represents a non-cash goodwill impairment charge and a non-cash gain on acquisition of controlling interest.
•Loss on extinguishment of debt – Represents the write-off of debt discount and debt issuance costs as a result of debt modifications.
•Utilization of certain fair market value adjustments assigned in purchase accounting – Represents the periodic utilization of the fair market value adjustments assigned to certain equity method investments and non-controlling interests based on the remaining period of performance for the related contract.
•Share-based compensation – Represents non-cash compensation expenses recognized for share based arrangements.
Pro Forma Adjusted EBITDA Margin is defined as Pro Forma Adjusted EBITDA divided by Pro Forma Revenues.
Pro Forma Adjusted Net Income is defined as pro forma net income attributable to common shareholders, which incorporates the results of CMS prepared in accordance with the requirements of Article 11 of Regulation S-X, excluding the discrete pro forma items listed under Pro Forma Adjusted EBITDA and the related pro forma tax impacts.
Pro Forma Adjusted Diluted EPS is defined as Pro Forma Adjusted Net Income divided by pro forma diluted weighted average number of common shares outstanding.

AMENTUM HOLDINGS, INC.
UNAUDITED PRO FORMA NON-GAAP FINANCIAL MEASURES
(in millions, except per share data and margin percentages)

The following table presents the unaudited pro forma combined reconciliation of Pro Forma Adjusted EBITDA, Pro Forma Adjusted EBITDA Margin, Pro Forma Adjusted Net Income and Pro Forma Adjusted Diluted EPS to the most directly comparable pro forma measures for the Company, including CMS, for the quarter ended December 29, 2023:

	For the Quarter Ended December 29, 2023
	Pro Forma results	Acquisition, transaction and integration costs	Amortization of intangibles	Utilization of fair market value adjustments	Share-based compensation	Pro Forma Non-GAAP results

Revenues	$3,338	$—	$—	$—	$—	$3,338

Operating income	$119	$7	$124	$—	$2	$252
Non-operating expenses, net	(82)	—	—	—	—	(82)
Income before income taxes	37	7	124	—	2	170
Provision for income taxes [1]	(5)	(6)	(30)	—	—	(41)
Net income	32	1	94	—	2	129
Less: net income attributable to non-controlling interests	(2)	—	—	(5)	—	(7)
Net income (loss) attributable to common shareholders	$30	$1	$94	$(5)	$2	$122

Basic and diluted income (loss) per share attributable to common shareholders	$0.12	$—	$0.39	$(0.02)	$0.01	$0.50
Basic and diluted weighted average shares outstanding	243	243	243	243	243	243

Net income (loss) attributable to common shareholders	$30	$1	$94	$(5)	$2	$122
Net income margin [2]	0.9%					3.7%
Depreciation expense	10	—	—	—	—	10
Amortization of intangibles	124	—	(124)	—	—	—
Interest expense and other, net	82	—	—	—	—	82
Provision for income taxes	5	6	30	—	—	41
EBITDA (non-GAAP)	$251	$7	$—	$(5)	$2	$255
EBITDA margin	7.5%					7.6%

1 - Calculation uses a full year estimated statutory rate on each non-GAAP tax deductible adjustment, unless the nature of the item requires application of specific tax treatment for related impacts.
2 - Calculated as net income (loss) attributable to common shareholders divided by revenues.